Exhibit 99.2 THIRD QUARTER 2018 EARNINGS PRESENTATION October 18, 2018

DISCLAIMER Important note regarding forward-looking statements: Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook” or similar expressions.  Forward- looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.   Non-GAAP Measures This presentation includes certain non-GAAP financial measures. These non-GAAP measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation. 2

THIRD QUARTER 2018 UPDATE[1]

Net income available to common equity of $84 million, or $0.48 per common share or $0.49 per common share, excluding acquisition related costs[2]

Seasonal Deposit Inflows	Improving Expense Trends	Favorable Credit Results	Ongoing Capital Optimization

Deposit Management

- Average deposits increased 4%
- Average noninterest-bearing deposits increased by $179 million
- Average network deposits decreased by $161 million
- Loans/deposits ratio was 92% at period end

Credit

- Nonaccrual loans decreased $50 million, or 25%
- Credit loss provision decreased $9 million
- Delinquent[3] loans decreased 20%

Expense Trends

- Bank Mutual cost reductions on pace to achieve expected savings
- 4Q noninterest expense target of $196 million - $198 million
- Acquisition related costs of $32 million

Capital Optimization

- During Q3, we repurchased ~4 million shares
- Q4 to date, we have repurchased ~ 2 million shares
- Issued $100 million of 5.875% preferred stock
- Common equity Tier 1 capital ratio of 10.4% at period end

[1]Unless otherwise noted, all comparisons are made with reference to second quarter 2018 results.
[2]This is a non-GAAP financial measure. See Appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures.
[3]Accruing loans 30-89 days past due.

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LOAN PORTFOLIO - QUARTERLY TRENDS1 Average Quarterly Loans Average Net Loan Change (from 2Q 2018) ($ in billions) ($ in millions) Power & utilities $74 $23.0 $23.0 $22.1 $20.9 $20.9 General commercial $57 Total Commercial & $7.7 $7.9 Oil and gas $40 business loans: $7.3 + $242 million $7.3 $7.2 (+3%) REIT $37 Mortgage warehouse $34 $5.4 $5.7 $5.4 $5.0 $4.9 Residential mortgage $23 $(11) Home equity & other consumer $7.3 7.5 $8.1 $8.3 $8.3 $(116) Real estate construction $(169) CRE - investor $1.3 $1.3 $1.3 $1.3 $1.3 3Q 2017 4Q 2017 1Q 2018 2Q 2018 3Q 2018 Home equity & other consumer Residential mortgage Commercial real estate Commercial & business 1 First quarter 2018 includes Bank Mutual loans for two months, from 2/1/2018 through 3/31/2018. 4

CRE TRENDS Total CRE Commitments and Outstanding CRE Unfunded Commitments Balances ($ in billions) ($ in billions) Total commitments have increased... ...but unfunded commitments have become a larger percentage of total commitments $6.6 17.8% 15.4% 15.5% $5.9 $5.7 $5.4 $5.0 $4.9 $1.2 $0.9 $0.9 3Q 2016 3Q 2017 3Q 2018 3Q 2016 3Q 2017 3Q 2018 CRE average total outstanding balance CRE avg unfunded commitments / avg total commitments CRE average total commitments CRE avg unfunded commitments 5

DEPOSIT PORTFOLIO - QUARTERLY TRENDS1 Average Quarterly Deposits Quarter-end Loan to Deposit Ratio ($ in billions) $24.7 98% $23.7 $23.6 96% $22.4 $22.2 96% 94% 94% $5.3 95% $5.1 $5.1 $5.0 $5.1 91% 90% $5.0 89% $4.5 $4.7 $4.0 $4.2 1Q 2Q 3Q 4Q $2.0 Historical Quarter-end Range 2014 - 2018 2018 $2.4 $2.1 Historical Quarter-end Range 2014 - 2017 $3.1 $2.5 Period End Network Transaction Deposits $7.5 ($ in billions) $7.2 $7.2 $6.6 $6.5 $2.6 $2.5 $1.7 $1.9 $1.9 $1.5 $1.6 $2.2 $2.2 $2.4 $2.7 $2.6 $3.0 $2.1 $1.9 3Q 2017 4Q 2017 1Q 2018 2Q 2018 3Q 2018 Time deposits Savings Money market Network transaction deposits 3Q 2017 4Q 2017 1Q 2018 2Q 2018 3Q 2018 Interest-bearing demand Noninterest-bearing demand 1First quarter 2018 includes Bank Mutual deposits for two months, from 2/1/2018 through 3/31/2018. 6

NET INTEREST INCOME AND MARGIN - QUARTERLY TRENDS Average Yields Net Interest Income & Net Interest Margin ($ in millions) 3.02% 2.92% 2.92% 5.06% 4.98% 2.84% 4.62% 2.79% $226 4.02% 4.05% $5 4.52% 4.56% $2 $219 $5 $1 4.14% $1 3.86% 3.79% $210 $4 $2 3.36% 3.45% $1 3.26% 3.18% 3.32% $4 2.56% 2.61% 2.40% 2.47% 2.44% $190 $2 $187 $215 $212 1.26% 1.08% $1 $203 0.77% 0.81% 0.90% 1.03% $188 $186 0.83% 0.63% 0.65% 0.73% 3Q 2017 4Q 2017 1Q 2018 2Q 2018 3Q 2018 3Q 2017 4Q 2017 1Q 2018 2Q 2018 3Q 2018 Commercial real estate Investments and other Net interest margin loans Bank Mutual prepayments and other adjustments Commercial and business Total interest-bearing liabilities lending loans Other prepayments and interest recoveries1 Total residential Total interest-bearing deposits Bank Mutual acquisition related purchase loan accretion, net mortgage loans Net interest income net of purchased loan accretion, prepayments and interest recoveries 7 1Includes recognition of fees and costs upon repayment or refinancing other than Bank Mutual related.

NET INTEREST MARGIN WALKFORWARD AND OUTLOOK

Q2 to Q3 Net Interest Margin Walkforward

2Q 2018 Reported Net Interest Margin	3.02%
- Bank Mutual purchase loan related items	
Prepayments and other adjustments	-0.05%
Purchased loan accretion	-0.01%
- LIBOR - Fed Funds spread narrowing	-0.02%
- Funding and other net changes	-0.02%
3Q 2018 Net Interest Margin	**2.92%**
FY 2018 NIM Outlook	**~2.95%**

NIM Outlook

- Poised to benefit from future Fed rate increases
- Accretion expected to moderate over time
- Bank Mutual prepayments generally expected to moderate longer term but may be unpredictable near term
- Full year 2018 net interest margin expected to be approximately 2.95%

Net Interest Margin Decomposition



2.80%
0.02%
2.78%
2.83%
0.02%
2.82%
2.95%
0.04%
0.02%
0.06%
2.84%
YTD 3Q16
YTD 3Q17
YTD 3Q18
Net interest margin excluding purchased loan accretion, prepayments and interest recoveries
Scheduled acquisition related purchase loan accretion, net
Other prepayments and interest recoveries[1]
Unscheduled acquisition prepayments and other adjustments

[1]Includes recognition of fees and costs upon repayment or refinancing other than Bank Mutual related.

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NONINTEREST INCOME - QUARTERLY TRENDS ($ IN MILLIONS) Capital market fees, net Bank owned life insurance Mortgage banking, net $93 $90 $19 $88 $86 $85 $15 $7 $13 $15 $13 $3 $4 $3 $4 $5 $5 $5 $7 $5 $7 $6 $6 $3 $4 3Q 2017 4Q 2017 1Q 2018 2Q 2018 3Q 2018 Trust, Insurance, and Brokerage Income $75 $73 $74 $44 $66 $69 $43 $43 $39 $37 3Q 2017 4Q 2017 1Q 2018 2Q 2018 3Q 2018 3Q 2017 4Q 2017 1Q 2018 2Q 2018 3Q 2018 Fee-based revenue1 1Fee-based revenue, a non-GAAP financial measure, is the sum of trust service fees, service charges on deposit accounts, card-based and other nondeposit fees, insurance commissions, and brokerage and annuity commissions. Please refer to the appendix for a reconciliation of fee-based revenue to total noninterest income. 9

NONINTEREST EXPENSE - QUARTERLY TRENDS
($ IN MILLIONS)



0.59%
0.61%
0.66%
0.63%
0.61%
$177
$1
$176
$182
$182
$213
$21
$192
$211
$7
$204
$204
$2
$1
$201
3Q 2017
4Q 2017
1Q 2018
2Q 2018
3Q 2018
Noninterest expense / Avg assets
Severance costs
Acquisition related items
Other noninterest expense

Period End Branch Count and Average FTE



4,324
4,303
4,637
4,792
4,707
214
213
271
237
236
3Q 2017
4Q 2017
1Q 2018
2Q 2018
3Q 2018
Period End Branches
Average Full Time Employee

Efficiency Ratio[1]



70%
68%
70%
68%
68%
66%
66%
64%
68%
66%
63%
YTD 3Q14
YTD 3Q15
YTD 3Q16
YTD 3Q17
YTD 3Q18
Federal Reserve
Fully tax-equivalent
Excluding acquisition related costs

[1]The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio, which is a non-GAAP financial measure, is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. Please refer to the appendix for a reconciliation of the Federal Reserve efficiency ratio to the fully tax-equivalent efficiency ratio and to the efficiency ratio excluding acquisition related costs.

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BANK MUTUAL EXPENSE DETAIL Integration Completed ▪ Operational wind down completed during the third quarter Expected Total Acquisition Related 1 Costs Announced Recorded Costs Total Costs 1Q 2018 2Q 2018 3Q 2018 ($ in millions) Change of control and severance $10 $7 $(1) $1 7 Merger advisors and consultants $10 $4 $0 $1 5 Facilities and other $10 $5 $2 $1 8 Contract terminations and conversion costs $10 $5 $6 $0 11 Asset losses (gains), net $0 $0 $1 $1 $2 Total $40 $21 $8 $3 $32 3Q 2018 noninterest expense $204 million 3Q acquisition related costs ($2 million) 4Q 2018 Expected Noninterest Expense 3Q non-acquisition severance costs ($1 million) 4Q expected run-rate expense savings ($3 million - $5 million) 4Q 2018 expected noninterest expense $196 million - $198 million 1May not sum to totals due to rounding. 11

CREDIT QUALITY - QUARTERLY TRENDS ($ IN MILLIONS) Potential Problem Loans Nonaccrual Loans $282 $259 $40 $242 $236 $39 $34 $34 $211 $209 $209 $204 $177 $154 $92 $77 $69 $45 $40 $242 $32 $220 $208 $202 $137 $119 $132 $140 $159 $122 3Q 2017 4Q 2017 1Q 2018 2Q 2018 3Q 2018 3Q 2017 4Q 2017 1Q 2018 2Q 2018 3Q 2018 Oil and Gas All other Loans Oil and Gas All other Loans Net Charge Offs Allowance to Total Loans / Oil and Gas Loans 5.2% $12 $11 $11 4.5% $9 $8 2.9% $8 $4 $9 2.5% $11 1.3% 1.3% 1.4% $7 1.1% 1.1% 1.0% $5 $3 $3 $1 3Q 2017 4Q 2017 1Q 2018 2Q 2018 3Q 2018 3Q 2017 4Q 2017 1Q 2018 2Q 2018 3Q 2018 Oil and Gas All other Loans Oil and Gas ALLL / Oil and Gas Loans ALLL / Loans 12

APPENDIX

RECONCILIATION AND DEFINITIONS OF NON-GAAP ITEMS

Efficiency Ratio	YTD 3Q14	YTD 3Q15	YTD 3Q16	YTD 3Q17	YTD 3Q18
Federal Reserve efficiency ratio	70.19 %	69.78 %	67.51 %	65.64 %	67.50 %
Fully tax-equivalent adjustment	(1.35)%	(1.38)%	(1.32)%	(1.27)%	(0.69)%
Other intangible amortization	(0.41)%	(0.34)%	(0.20)%	(0.18)%	(0.64)%
Fully tax-equivalent efficiency ratio[1]	68.44 %	68.06 %	65.99 %	64.19 %	66.18 %
Acquisition related costs adjustment	— %	— %	— %	— %	(3.33)%
Fully tax-equivalent efficiency ratio, excluding acquisition related costs[1]	68.44 %	68.06 %	65.99 %	64.19 %	62.85 %

The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio, which is a non-GAAP financial measure, is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. Management believes the fully tax-equivalent efficiency ratio, which adjusts net interest income for the tax-favored status of certain loans and investment securities, to be the preferred industry measurement as it enhances the comparability of net interest income arising from taxable and tax-exempt sources.

Fee-based Revenue ($ millions)[1]	3Q18	2Q18	1Q18	4Q17	3Q17
Insurance commissions and fees	22	24	23	19	20
Service charges and deposit account fees	17	16	16	16	16
Card-based and loan fees	14	14	13	14	13
Trust and asset management fees	14	13	13	13	13
Brokerage commissions and fees	7	7	7	7	4
Fee-based revenue	$ 74	$ 75	$ 73	$ 69	$ 66
Other	14	18	17	16	20
Total noninterest income	$ 88	$ 93	$ 90	$ 85	$ 86

Acquisition Related Costs ($ in millions, except per share data)	YTD 2018	YTD 2018 per share data[2]	3Q 2018	3Q 2018 per share data[2]	2Q 2018	2Q 2018 per share data[2]	1Q 2018	1Q 2018 per share data[2]
GAAP earnings	$ 238	$ 1.38	$ 84	$ 0.48	$ 87	$ 0.50	$ 67	$ 0.40
Change of control and severance	7		1		(1)		7	
Merger advisors and consultants	5		1		—		4	
Facilities and other	8		1		2		5	
Contract terminations and conversion costs	11		—		6		5	
Asset losses (gains), net	$ 2		$ 1		$ 1		$ —	
Total acquisition related costs	$ 32		$ 3		$ 8		$ 21	
Less additional tax expense	$ 8		$ 1		$ 2		$ 5	
Earnings, excluding acquisition related costs[1]	$ 262	$ 1.52	$ 87	$ 0.49	$ 93	$ 0.53	$ 83	$ 0.50

[1]This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations and enhance comparability of results with prior periods.
[2]Earnings and per share data presented after tax.

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